5321 Corporate Boulevard
Baton Rouge, LA 70808

Lamar Advertising Company Announces
Fourth Quarter and Year Ended December 31, 2025 Operating Results

Three Month Results

•Net revenues were $595.9 million
•Net income was $154.7 million
•Adjusted EBITDA was $288.9 million

Twelve Month Results

•Net revenues were $2.27 billion
•Net income was $593.1 million
•Adjusted EBITDA was $1.06 billion

Baton Rouge, LA – February 20, 2026 - Lamar Advertising Company (the “Company” or “Lamar”) (Nasdaq: LAMR), a leading owner and operator of outdoor advertising and logo sign displays, announces the Company’s operating results for the fourth quarter and year ended December 31, 2025.

"We ended 2025 with encouraging sales momentum, with growth in both local and national in the fourth quarter, even with a tough political comp,” chief executive Sean Reilly said. “That strength continued into 2026, and pacings for the balance of the year remain promising. For the full-year, we anticipate diluted AFFO per share to be between $8.50 and $8.70.”

Fourth Quarter Highlights

•Net revenues increased 2.8%
•Net income increased $155.7 million from a net loss in the 2024 period
•Adjusted EBITDA increased 3.7%
•AFFO increased 1.8%

Fourth Quarter Results

Lamar reported net revenues of $595.9 million for the fourth quarter of 2025 versus $579.6 million for the fourth quarter of 2024, a 2.8% increase. Operating income for the fourth quarter of 2025 increased $159.4 million to $196.1 million as compared to $36.7 million for the same period in 2024. Lamar recognized net income of $154.7 million for the fourth quarter of 2025 as compared to a net loss of $1.0 million for the same period in 2024, an increase of $155.7 million. This increase was due to the revision in the estimate of our asset retirement obligations that occurred in the fourth quarter of 2024 resulting in an additional $159.7 million recorded to depreciation and amortization expense in the three months ended December 31, 2024. Net income per diluted share was $1.50 for the three months ended December 31, 2025 and net loss per diluted share was $0.01 for the three months ended December 31, 2024.

Adjusted EBITDA for the fourth quarter of 2025 was $288.9 million versus $278.5 million for the fourth quarter of 2024, an increase of 3.7%.

Cash flow provided by operating activities was $271.2 million for the three months ended December 31, 2025 versus $279.3 million for the fourth quarter of 2024, a decrease of $8.2 million. Free cash flow for the fourth quarter of 2025 was $187.1 million as compared to $195.6 million for the same period in 2024, a 4.3% decrease.

For the fourth quarter of 2025, funds from operations, or FFO, was $226.5 million versus $226.7 million for the same period in 2024, a decrease of 0.1%. Adjusted funds from operations, or AFFO, for the fourth quarter of 2025 was $230.6 million compared to $226.5 million for the same period in 2024, an increase of 1.8%. Diluted AFFO per share increased 1.4% to $2.24 for the three months ended December 31, 2025 as compared to $2.21 for the same period in 2024.

Acquisition-Adjusted Three Months Results

Acquisition-adjusted net revenue for the fourth quarter of 2025 increased 2.2% over acquisition-adjusted net revenue for the fourth quarter of 2024. Acquisition-adjusted EBITDA for the fourth quarter of 2025 increased 2.1% as compared to acquisition-adjusted EBITDA for the fourth quarter of 2024. Acquisition-adjusted net revenue and acquisition-adjusted EBITDA include adjustments to the 2024 period for acquisitions and divestitures for the same time frame as actually owned in the 2025 period. See “Reconciliation of Reported Basis to Acquisition-Adjusted Results”, which provides reconciliations to GAAP for acquisition-adjusted measures.

Twelve Month Results

Lamar reported net revenues of $2.27 billion for the year ended December 31, 2025 versus $2.21 billion for the year ended December 31, 2024, a 2.7% increase. Operating income for the year ended December 31, 2025 increased $242.0 million to $774.1 million as compared to $532.0 million for the same period in 2024. Lamar recognized net income of $593.1 million for the year ended December 31, 2025 as compared to net income of $362.9 million for the same period in 2024, an increase of $230.1 million. The 63.4% increase in net income for the year ended December 31, 2025 as compared to 2024 was primarily related to the $68.6 million gain recorded for the sale of Lamar’s equity interest in Vistar Media, Inc. (“Vistar”) in 2025, as well as the revision in the estimate of our asset retirement obligations that occurred in 2024, resulting in an additional $159.7 million recorded to depreciation and amortization expense in 2024. Net income per diluted share was $5.77 and $3.52 for the year ended December 31, 2025 and 2024, respectively.

Adjusted EBITDA for the year ended December 31, 2025 was $1.06 billion versus $1.03 billion for the same period in 2024, an increase of 2.4%.

Cash flow provided by operating activities was $864.0 million for the year ended December 31, 2025 as compared to $873.6 million for the same period in 2024, a decrease of $9.6 million. Free cash flow for the year ended December 31, 2025 was $696.6 million as compared to $735.9 million for the same period in 2024, a 5.3% decrease.

For the year ended December 31, 2025, funds from operations, or FFO, was $827.3 million versus $798.4 million for the same period in 2024, an increase of 3.6%. Adjusted funds from operations, or AFFO, for the year ended December 31, 2025 was $846.7 million compared to $819.0 million for the same period in 2024, an increase of 3.4%. Diluted AFFO per share increased 3.4% to $8.26 for the year ended December 31, 2025 as compared to $7.99 for the same period in 2024.

Liquidity

As of December 31, 2025, Lamar had $807.0 million in total liquidity that consisted of $742.2 million available for borrowing under its revolving senior credit facility and $64.8 million in cash and cash equivalents. There were no borrowings outstanding under the Company’s revolving credit facility and $250.0 million outstanding under the Accounts Receivable Securitization Program as of the same date.

Guidance

We expect net income per diluted share for fiscal year 2026 to be between $5.72 and $5.83, with diluted AFFO per share between $8.50 and $8.70. See “Supplemental Schedules Unaudited REIT Measures and Reconciliations to GAAP Measures” for reconciliation to GAAP.

Forward-Looking Statements

This press release contains forward-looking statements, including statements regarding sales trends. These statements are subject to risks and uncertainties that could cause actual results to differ materially from those projected in these forward-looking statements. These risks and uncertainties include, among others: (1) our significant indebtedness; (2) the state of the economy and financial markets generally, and the effect of the broader economy on the demand for advertising, including economic changes that may result from new or increased tariffs, trade restrictions or geopolitical tensions; (3) the continued popularity of outdoor advertising as an advertising medium; (4) our need for and ability to obtain additional funding for operations, debt refinancing or acquisitions; (5) our ability to continue to qualify as a Real Estate Investment Trust (“REIT”) and maintain our status as a REIT; (6) the regulation of the outdoor advertising industry by federal, state and local governments; (7) the integration of companies and assets that we acquire and our ability to recognize cost savings or operating efficiencies as a result of these acquisitions; (8) changes in accounting principles, policies or guidelines; (9) changes in tax laws applicable to REITs or in the interpretation of those laws; (10) our ability to renew expiring contracts at favorable rates; (11) our ability to successfully implement our digital deployment strategy; and (12) the market for our Class A common stock. For additional information regarding factors that may cause actual results to differ materially from those indicated in our forward-looking statements, we refer you to the risk factors included in Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2024, as supplemented by any risk factors contained in our Quarterly Reports on Form 10-Q and our Current Reports on Form 8-K. We caution investors not to place undue reliance on the forward-looking statements contained in this document. These statements speak only as of the date of this document, and we undertake no obligation to update or revise the statements, except as may be required by law.

Use of Non-GAAP Financial Measures

The Company has presented the following measures that are not measures of performance under accounting principles generally accepted in the United States of America (“GAAP”): adjusted earnings before interest, taxes, depreciation and amortization (“adjusted EBITDA”), free cash flow, funds from operations (“FFO”), adjusted funds from operations (“AFFO”), diluted AFFO per share, outdoor operating income, acquisition-adjusted results and acquisition-adjusted consolidated expense. Our management reviews our performance by focusing on these key performance indicators not prepared in conformity with GAAP. We believe these non-GAAP performance indicators are meaningful supplemental measures of our operating performance and should not be considered in isolation of, or as a substitute for their most directly comparable GAAP financial measures.

Our Non-GAAP financial measures are determined as follows:

•We define adjusted EBITDA as net income before income tax expense (benefit), interest expense (income), loss (gain) on extinguishment of debt and investments, equity in (earnings) loss of investee, stock-based compensation, depreciation and amortization, loss (gain) on disposition of assets and investments, transaction expenses and investments and capitalized contract fulfillment costs, net.

•Adjusted EBITDA margin is defined as adjusted EBITDA divided by net revenues.

•Free cash flow is defined as adjusted EBITDA less interest, net of interest income and amortization of deferred financing costs, current taxes, preferred stock dividends and total capital expenditures.

•We use the National Association of Real Estate Investment Trusts definition of FFO, which is defined as net income before (gain) loss from the sale or disposal of real estate assets and investments, net of tax, and real estate related depreciation and amortization and including adjustments to eliminate unconsolidated affiliates and non-controlling interest.

•We define AFFO as FFO before (i) straight-line income and expense; (ii) capitalized contract fulfillment costs, net; (iii) stock-based compensation expense; (iv) non-cash portion of tax expense (benefit); (v) non-real estate related depreciation and amortization; (vi) amortization of deferred financing costs; (vii) loss on extinguishment of debt; (viii) transaction expenses; (ix) non-recurring infrequent or unusual losses (gains); (x) less maintenance capital expenditures; and (xi) an adjustment for unconsolidated affiliates and non-controlling interest.

•Diluted AFFO per share is defined as AFFO divided by adjusted weighted average diluted common shares/units outstanding. Adjusted weighted average diluted common shares/units outstanding is calculated by adjusting the Company’s weighted average diluted common shares to add the weighted average outstanding units of Lamar Advertising Limited Partnership (“Lamar LP”), the Company’s operating partnership, that are held by limited partners of Lamar LP other than the Company’s wholly owned subsidiary, Lamar Media Corp. Upon the satisfaction of certain conditions, these units of Lamar LP are redeemable for cash or, at the Company’s option, shares of the Company’s Class A common stock on a one-for-one basis.

•Outdoor operating income is defined as operating income before corporate expenses, stock-based compensation, capitalized contract fulfillment costs, net, transaction expenses, depreciation and amortization and loss (gain) on disposition of assets and investments.

•Acquisition-adjusted results adjusts our net revenue, direct and general and administrative expenses, outdoor operating income, corporate expense and EBITDA for the prior period by adding to, or subtracting from, the corresponding revenue or expense generated by the acquired or divested assets before our acquisition or divestiture of these assets for the same time frame that those assets were owned in the current period. In calculating acquisition-adjusted results, therefore, we include revenue and expenses generated by assets that we did not own in the prior period but acquired in the current period. We refer to the amount of pre-acquisition revenue and expense generated by or subtracted from the acquired assets during the prior period that corresponds with the current period in which we owned the assets (to the extent within the period to which this report relates) as “acquisition-adjusted results”.

•Acquisition-adjusted consolidated expense adjusts our total operating expense to remove the impact of stock-based compensation, depreciation and amortization, transaction expenses, capitalized contract fulfillment costs, net, and loss (gain) on disposition of assets and investments. The prior period is also adjusted to include the expense generated by the acquired or divested assets before our acquisition or divestiture of such assets for the same time frame that those assets were owned in the current period.

Adjusted EBITDA, FFO, AFFO, diluted AFFO per share, free cash flow, outdoor operating income, acquisition-adjusted results and acquisition-adjusted consolidated expense are not intended to replace other performance measures determined in accordance with GAAP. Free cash flow, FFO and AFFO do not represent cash flows from operating activities in accordance with GAAP and, therefore, these measures should not be considered indicative of cash flows from operating activities as a measure of liquidity or of funds available to fund our cash needs, including our ability to make cash distributions. Adjusted EBITDA, free cash flow, FFO, AFFO, diluted AFFO per share, outdoor operating income, acquisition-adjusted results and acquisition-adjusted consolidated expense are presented as we believe each is a useful indicator of our current operating performance. Specifically, we believe that these metrics are useful to an investor in evaluating our operating performance because (1) each is a key measure used by our management team for purposes of decision making and for evaluating our core operating results; (2) adjusted EBITDA is widely used in the industry to measure operating performance as it excludes the impact of depreciation and amortization, which may vary significantly among companies, depending upon accounting methods and useful lives, particularly where acquisitions and non-operating factors are involved; (3) adjusted EBITDA, FFO, AFFO, diluted AFFO per share and acquisition-adjusted consolidated expense each provides investors with a meaningful measure for evaluating our period-over-period operating performance by eliminating items that are not operational in nature and reflect the impact on operations from trends in occupancy rates, operating costs, general and administrative expenses and interest costs; (4) acquisition-adjusted results is a supplement to enable investors to compare period-over-period results on a more consistent basis without the effects of acquisitions and divestitures, which reflects our core performance and organic growth (if any) during the period in which the assets were owned and managed by us; (5) free cash flow is an indicator of our ability to service debt and generate cash for acquisitions and other strategic investments; (6) outdoor operating income provides investors a measurement of our core results without the impact of fluctuations in stock-based compensation, depreciation and amortization and corporate expenses; and (7) each of our Non-GAAP measures provides investors with a measure for comparing our results of operations to those of other companies.

Our measurement of adjusted EBITDA, FFO, AFFO, diluted AFFO per share, free cash flow, outdoor operating income, acquisition-adjusted results and acquisition-adjusted consolidated expense may not, however, be fully comparable to similarly titled measures used by other companies. Reconciliations of adjusted EBITDA, FFO, AFFO, diluted AFFO per share, free cash flow, outdoor operating income, acquisition-adjusted results and acquisition-adjusted consolidated expense to the most directly comparable GAAP measures have been included herein.

Conference Call Information

A conference call will be held to discuss the Company’s operating results on Friday, February 20, 2026 at 8:00 a.m. central time. Instructions for the conference call and Webcast are provided below:

Conference Call

All Callers:	1-800-420-1271 or 1-785-424-1634
Passcode:	63104

Live Webcast:	ir.lamar.com

Webcast Replay:	ir.lamar.com
Available through Friday, February 27, 2026 at 11:59 p.m. eastern time

Company Contact:	Buster Kantrow
Director of Investor Relations
(225) 926-1000
bkantrow@lamar.com

General Information

Founded in 1902, Lamar Advertising (Nasdaq: LAMR) is one of the largest outdoor advertising companies in North America, with over 360,000 displays across the United States and Canada. Lamar offers advertisers a variety of billboard, interstate logo, transit and airport advertising formats, helping both local businesses and national brands reach broad audiences every day. In addition to its more traditional out-of-home inventory, Lamar is proud to offer its customers the largest network of digital billboards in the United States with over 5,500 displays.

LAMAR ADVERTISING COMPANY AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(UNAUDITED)
(IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)

	Three Months Ended December 31,		Year Ended December 31,
	2025	2024	2025	2024
Net revenues	$595,932	$579,567	$2,266,214	$2,207,103
Operating expenses (income)
Direct advertising expenses	192,515	186,191	747,024	728,192
General and administrative expenses	88,143	89,687	354,025	343,227
Corporate expenses	26,405	25,166	106,922	102,526
Stock-based compensation	8,654	6,812	33,959	44,525
Capitalized contract fulfillment costs, net	(146)	189	(166)	(317)
Depreciation and amortization	84,125	235,436	326,332	462,967
Loss (gain) on disposition of assets and investments	175	(571)	(75,941)	(6,057)
Total operating expense	399,871	542,910	1,492,155	1,675,063
Operating income	196,061	36,657	774,059	532,040
Other expense (income)
Loss on extinguishment of debt	—	—	2,012	270
Interest income	(737)	(614)	(2,584)	(2,315)
Interest expense	40,221	39,948	160,442	171,709
Equity in earnings of investee	—	(3,007)	(206)	(5,094)
	39,484	36,327	159,664	164,570
Income before income tax expense	156,577	330	614,395	367,470
Income tax expense	1,829	1,306	21,327	4,531
Net income (loss)	154,748	(976)	593,068	362,939
Net income attributable to non-controlling interest	2,459	223	5,916	1,072
Net income (loss) attributable to controlling interest	152,289	(1,199)	587,152	361,867
Preferred stock dividends	92	92	365	365
Net income (loss) applicable to common stock	$152,197	$(1,291)	$586,787	$361,502
Earnings per share:
Basic earnings (loss) per share	$1.50	$(0.01)	$5.78	$3.54
Diluted earnings (loss) per share	$1.50	$(0.01)	$5.77	$3.52
Weighted average common shares outstanding:
Basic	101,289,056	102,362,530	101,554,181	102,258,760
Diluted	101,361,942	102,641,605	101,634,142	102,561,151
OTHER DATA
Free Cash Flow Computation:
Adjusted EBITDA	$288,869	$278,523	$1,058,243	$1,033,158
Interest, net	(37,795)	(37,832)	(151,576)	(163,062)
Current tax expense	(976)	(1,985)	(28,950)	(8,567)
Preferred stock dividends	(92)	(92)	(365)	(365)
Total capital expenditures	(62,862)	(43,014)	(180,800)	(125,284)
Free cash flow	$187,144	$195,600	$696,552	$735,880

SUPPLEMENTAL SCHEDULES
SELECTED BALANCE SHEET AND CASH FLOW DATA
(IN THOUSANDS)

	December 31, 2025	December 31, 2024
Selected Balance Sheet Data:
Cash and cash equivalents	$64,812	$49,461
Working capital deficit	$(334,320)	$(353,206)
Total assets	$6,931,954	$6,586,549
Total debt, net of deferred financing costs (including current maturities)	$3,418,907	$3,210,864
Total stockholders’ equity	$1,024,779	$1,048,020

	Three Months Ended December 31,		Year Ended December 31,
	2025	2024	2025	2024
Selected Cash Flow Data:
Cash flows provided by operating activities	$271,160	$279,313	$864,049	$873,610
Cash flows used in investing activities	$116,575	$56,860	$244,634	$164,906
Cash flows used in financing activities	$111,894	$202,203	$604,316	$703,425

SUPPLEMENTAL SCHEDULES
UNAUDITED RECONCILIATIONS OF NON-GAAP MEASURES
(IN THOUSANDS)

	Three Months Ended December 31,		Year Ended December 31,
	2025	2024	2025	2024
Reconciliation of Cash Flows Provided By Operating Activities to Free Cash Flow:
Cash flows provided by operating activities	$271,160	$279,313	$864,049	$873,610
Changes in operating assets and liabilities	(18,357)	(36,918)	23,248	(2,994)
Total capital expenditures	(62,862)	(43,014)	(180,800)	(125,284)
Preferred stock dividends	(92)	(92)	(365)	(365)
Capitalized contract fulfillment costs, net	(146)	189	(166)	(317)
Other	(2,559)	(3,878)	(9,414)	(8,770)
Free cash flow	$187,144	$195,600	$696,552	$735,880

Reconciliation of Net Income to Adjusted EBITDA:
Net income (loss)	$154,748	$(976)	$593,068	$362,939
Loss on extinguishment of debt	—	—	2,012	270
Interest income	(737)	(614)	(2,584)	(2,315)
Interest expense	40,221	39,948	160,442	171,709
Equity in earnings of investee	—	(3,007)	(206)	(5,094)
Income tax expense	1,829	1,306	21,327	4,531
Operating income	196,061	36,657	774,059	532,040
Stock-based compensation	8,654	6,812	33,959	44,525
Capitalized contract fulfillment costs, net	(146)	189	(166)	(317)
Depreciation and amortization	84,125	235,436	326,332	462,967
Loss (gain) on disposition of assets and investments	175	(571)	(75,941)	(6,057)
Adjusted EBITDA	$288,869	$278,523	$1,058,243	$1,033,158

Capital expenditure detail by category:
Billboards - traditional	$12,290	$10,005	$34,967	$28,490
Billboards - digital	27,451	21,386	90,937	60,697
Logo	6,864	5,127	18,887	11,371
Transit	543	883	2,136	2,626
Land and buildings	7,960	1,376	12,392	7,324
Operating equipment	7,754	4,237	21,481	14,776
Total capital expenditures	$62,862	$43,014	$180,800	$125,284

SUPPLEMENTAL SCHEDULES
UNAUDITED RECONCILIATIONS OF NON-GAAP MEASURES
(IN THOUSANDS)

	Three Months Ended December 31,			Year Ended December 31,
	2025	2024	% Change	2025	2024	% Change
Reconciliation of Reported Basis to Acquisition-Adjusted Results(a):
Net revenue	$595,932	$579,567	2.8%	$2,266,214	$2,207,103	2.7%
Acquisitions and divestitures	—	3,480		—	13,559
Acquisition-adjusted net revenue	595,932	583,047	2.2%	2,266,214	2,220,662	2.1%
Reported direct advertising and G&A expenses	280,658	275,878	1.7%	1,101,049	1,071,419	2.8%
Acquisitions and divestitures	—	(807)		—	3,561
Acquisition-adjusted direct advertising and G&A expenses	280,658	275,071	2.0%	1,101,049	1,074,980	2.4%
Outdoor operating income	315,274	303,689	3.8%	1,165,165	1,135,684	2.6%
Acquisition and divestitures	—	4,287		—	9,998
Acquisition-adjusted outdoor operating income	315,274	307,976	2.4%	1,165,165	1,145,682	1.7%
Reported corporate expense	26,405	25,166	4.9%	106,922	102,526	4.3%
Acquisitions and divestitures	—	—		—	—
Acquisition-adjusted corporate expenses	26,405	25,166	4.9%	106,922	102,526	4.3%
Adjusted EBITDA	288,869	278,523	3.7%	1,058,243	1,033,158	2.4%
Acquisitions and divestitures	—	4,287		—	9,998
Acquisition-adjusted EBITDA	$288,869	$282,810	2.1%	$1,058,243	$1,043,156	1.4%

(a)Acquisition-adjusted net revenue, direct advertising and general and administrative expenses, outdoor operating income, corporate expenses and EBITDA include adjustments to 2024 for acquisitions and divestitures for the same time frame as actually owned in 2025.

	Three Months Ended December 31,			Year Ended December 31,
	2025	2024	% Change	2025	2024	% Change
Reconciliation of Net Income (Loss) to Outdoor Operating Income:
Net income (loss)	$154,748	$(976)	15,955%	$593,068	$362,939	63.4%
Loss on extinguishment of debt	—	—		2,012	270
Interest expense, net	39,484	39,334		157,858	169,394
Equity in earnings of investee	—	(3,007)		(206)	(5,094)
Income tax expense	1,829	1,306		21,327	4,531
Operating income	196,061	36,657	434.9%	774,059	532,040	45.5%
Corporate expenses	26,405	25,166		106,922	102,526
Stock-based compensation	8,654	6,812		33,959	44,525
Capitalized contract fulfillment costs, net	(146)	189		(166)	(317)
Depreciation and amortization	84,125	235,436		326,332	462,967
Loss (gain) on disposition of assets and investments	175	(571)		(75,941)	(6,057)
Outdoor operating income	$315,274	$303,689	3.8%	$1,165,165	$1,135,684	2.6%

SUPPLEMENTAL SCHEDULES
UNAUDITED RECONCILIATIONS OF NON-GAAP MEASURES
(IN THOUSANDS)

	Three Months Ended December 31,			Year Ended December 31,
	2025	2024	% Change	2025	2024	% Change
Reconciliation of Total Operating Expenses to Acquisition-Adjusted Consolidated Expense:
Total operating expenses	$399,871	$542,910	(26.3)%	$1,492,155	$1,675,063	(10.9)%
Loss (gain) on disposition of assets and investments	(175)	571		75,941	6,057
Depreciation and amortization	(84,125)	(235,436)		(326,332)	(462,967)
Capitalized contract fulfillment costs, net	146	(189)		166	317
Stock-based compensation	(8,654)	(6,812)		(33,959)	(44,525)
Acquisitions and divestitures	—	(807)		—	3,561
Acquisition-adjusted consolidated expense	$307,063	$300,237	2.3%	$1,207,971	$1,177,506	2.6%

SUPPLEMENTAL SCHEDULES
UNAUDITED REIT MEASURES
AND RECONCILIATIONS TO GAAP MEASURES
(IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)

	Three Months Ended December 31,		Year Ended December 31,
	2025	2024	2025	2024
Adjusted Funds from Operations:
Net income (loss)	$154,748	$(976)	$593,068	$362,939
Depreciation and amortization related to real estate	78,285	231,412	302,800	446,844
Loss (gain) from sale or disposal of real estate assets and investments, net of tax	208	(524)	(62,413)	(5,784)
Adjustments for unconsolidated affiliates and non-controlling interest	(6,730)	(3,226)	(6,122)	(5,581)
Funds from operations	$226,511	$226,686	$827,333	$798,418
Straight-line expense	1,284	1,041	4,777	4,079
Capitalized contract fulfillment costs, net	(146)	189	(166)	(317)
Stock-based compensation expense	8,654	6,812	33,959	44,525
Non-cash portion of tax provision	853	(679)	168	(4,036)
Non-real estate related depreciation and amortization	5,839	4,025	23,531	16,123
Amortization of deferred financing costs	1,689	1,502	6,282	6,332
Loss on extinguishment of debt	—	—	2,012	270
Capitalized expenditures-maintenance	(20,798)	(16,263)	(57,340)	(51,986)
Adjustments for unconsolidated affiliates and non-controlling interest	6,730	3,226	6,122	5,581
Adjusted funds from operations	$230,616	$226,539	$846,678	$818,989

Weighted average diluted common shares outstanding (1)	101,361,942	102,462,728	101,634,142	102,358,745
Adjusted weighted average diluted common shares/units outstanding(2)	102,819,463	102,641,605	102,521,843	102,561,151
Diluted AFFO per share	$2.24	$2.21	$8.26	$7.99

(1) Utilized to calculate earnings per share in accordance with GAAP.
(2) Utilized to calculated AFFO per share. Includes the weighted average outstanding units of Lamar LP (the Company’s operating partnership) that are held by limited partners of Lamar LP other than the Company’s wholly owned subsidiary, Lamar Media Corp. Upon the satisfaction of certain conditions, these units of Lamar LP are redeemable for cash or, at the Company’s option, shares of the Company’s Class A common stock on a one-for-one basis.

SUPPLEMENTAL SCHEDULES
UNAUDITED REIT MEASURES
AND RECONCILIATIONS TO GAAP MEASURES
(IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)

Projected 2026 Adjusted Funds From Operations:

	Year ended December 31, 2026
	Low	High
Net income	$590,400	$601,400
Depreciation and amortization related to real estate	305,000	305,000
Gain from sale or disposal of real estate assets and investments, net of tax	(13,900)	(13,900)
Adjustments for unconsolidated affiliates and non-controlling interest	(9,300)	(9,300)
Funds from operations	$872,200	$883,200
Straight-line expense	4,800	4,800
Capitalized contract fulfillment costs, net	500	500
Stock-based compensation expense	35,000	45,000
Non-cash portion of tax provision	(3,000)	(3,000)
Non-real estate related depreciation and amortization	15,000	15,000
Amortization of deferred financing costs	6,900	6,900
Capitalized expenditures-maintenance	(63,700)	(63,700)
Adjustments for unconsolidated affiliates and non-controlling interest	9,300	9,300
Adjusted funds from operations	$877,000	$898,000
Weighted average diluted common shares outstanding	103,170,000	103,170,000
Diluted earnings per share	$5.72	$5.83
Diluted AFFO per share	$8.50	$8.70

The guidance provided above is based on a number of assumptions that management believes to be reasonable and reflects our expectations as of February 20, 2026. Actual results may differ materially from these estimates as a result of various factors, and we refer to the cautionary language regarding “forward-looking statements” included in the press release when considering this information.